Exhibit 99.6
Stratos International, Inc.
2006 Annual Incentive Bonus Plan
ARTICLE 1
Statement of Purpose
     Stratos International, Inc.’s compensation policies are intended to support Stratos’ overall objective of enhancing stockholder value. In furtherance of this philosophy, the Stratos International, Inc. 2006 Annual Incentive Bonus Plan is designed to provide incentives for business performance, reward contributions towards goals consistent with Stratos’ business strategy and enable Stratos to attract and retain highly qualified executive officers and other key employees.
ARTICLE 2
Definitions
The following terms, unless the context requires otherwise, are defined as follows:
“Bonus” means the incentive compensation payable in cash as determined under Articles 4 and 5 of the Plan.
“Board” means the Stratos Board of Directors.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee of the Committee to which authority under this Plan has been delegated by the Committee.
“Company” means Stratos and any of its Subsidiaries that have employees named as Participants under this Plan.
“Disability” means permanent and total disability as defined in Code Section 22(e)(3)
“Participant” means the key management employees set forth on Exhibit A and any person who fills a vacancy in any position set forth on Exhibit A.
“Performance Period” means Stratos’ fiscal year ending April 30, 2006.
“Plan” means this 2006 Annual Incentive Bonus Plan, as it may be amended from time to time.
“Retirement” means a termination of employment, after appropriate notice to Stratos, (a) on or after the earliest permissible retirement date under Stratos’ retirement policies and procedures or (b) upon such terms and conditions approved by the Committee (or the Chief Executive Officer of Stratos, other than in connection with the Chief Executive Officer’s Retirement).
“Stratos” means Stratos International, Inc. or any successor to its obligations under this Plan.

“Subsidiary” means any corporation, partnership, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly owned by Stratos.
The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.
ARTICLE 3
Administration
3.1	General Administration. This Plan shall be administered by the Committee, subject to such requirements for review and approval by the Board as the Board may establish.

3.2	Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret this Plan and rule on any questions respecting any of its provisions, terms and conditions.

3.3	Committee Members Not Liable. None of the Committee, any member of the Committee or the Chief Executive Officer shall be liable for any action or determination made in good faith with respect to this Plan or any Bonus amount or payment.

3.4	Decisions Binding. All decisions, actions and interpretations of the Committee concerning this Plan shall be final and binding on the Company and on all Participants and other persons claiming rights under this Plan.
ARTICLE 4
Incentive Bonuses
4.1	Bonus Payments. For each component of a Participant’s Bonus, the Bonus amount to be paid to such Participant under the Plan shall be equal to (i) such Participant’s annual base salary, times (ii) the target percentage as determined in Section 4.2, times (iii) the component percentage for such component as determined in Section 4.3, times (iv) the payout percentage as determined in Section 4.4. The Bonus for the Chief Executive Officer may be increased or decreased by 10% based upon the Committee’s assessment of the Chief Executive Officer’s performance. Notwithstanding the foregoing, no Bonuses shall be paid to any Participant under the Plan unless Stratos has positive net income for the Performance Period, after accruing for any applicable Bonus payments, determined under generally accepted account principals and based on the audited financial statements for the Performance Period.

4.2	Target Percentage. The target percentages established by the Committee for each Participant for Performance Period are set forth on Exhibit A.

4.3	Component Percentage. Except as otherwise determined by the Committee, component percentages shall be determined as follows:

Components

		Management by
		Objectives (may
		include one or
		more goals,
Participant	Corporate Pre-	totaling the	Division Pre-
Category	Tax Profits	following)	Tax Profits	Total
Chief Executive Officer	100%	0%	0%	100%
Corporate Executives	80%	20%	0%	100%
Division Heads	20%	20%	60%*	100%
Division Executives	0%	20%	80%	100%

*	The Division Pre-Tax Profit component for Division Heads who supervise more than one division shall be divided between such divisions as set forth on Exhibit A.
4.4	Payout Percentage. The payout percentage shall be equal to 100% for each management by objectives performance goal, so long as the Participant has met or exceeded 100% of such management by objectives performance goal, and 0% if less than 100% of such management by objectives performance goal has been met. The payout percentage for the Corporate Pre-Tax profits and Division Pre-Tax profits components shall be equal to:
• 0% if Corporate Pre-Tax profits and Division Pre-Tax profits, as applicable, are less than 75% of budget,
• 50% if Corporate Pre-Tax profits and Division Pre-Tax profits, as applicable, are 75% of budget, and
• 200% if Corporate Pre-Tax profits and Division Pre-Tax profits, as applicable, are 150% or more of budget.
For Corporate Pre-Tax profits and Division Pre-Tax Profits between 75% and 150% of budget, the payout percentage shall be interpolated on a sliding scale, so that, for example, if Corporate Pre-Tax profits are 100% of budget, then the applicable payout percentage shall be equal to 100%. The Committee may adjust the applicable budget targets at any time in the event of in the event of a merger, acquisition, divestiture, recapitalization or other significant transaction or event.
4.5	Corporate and Division Pre-Tax Profits. Corporate Pre-Tax profits shall mean Stratos’ pre-tax net income, determined under generally accepted accounting principals and based on Stratos’ audited financial statements for the Performance Period, and Division Pre-Tax profits shall mean the pre-tax net income of a division of Stratos, determined under generally accepted accounting principals and based on information included in Stratos’ audited financial statements for the Performance Period.
4.6	Management by Objectives. The Chief Executive Officer shall establish written management by objectives performance goals for each Participant (other than the Chief Executive Officer) within 30 days of the adoption of this Plan.

4.7	Performance Evaluation. Within a reasonable time after the close of the Performance Period, the Chief Executive Officer shall determine (i) whether Stratos has positive net income for the Performance Period, after accruing for any applicable Bonus payments, determined under generally accepted account principals and based on the audited financial statements for the Performance Period, (ii) Corporate Pre-Tax profits and Division Pre-Tax profits for the Performance Period, (iii) whether any applicable management by objectives performance goals established for each Participant for the Performance Period have been met, and (iv) the amount of any Bonus amounts payable to Participants other than the Chief Executive Officer. Within a reasonable period of time after the close of the Performance Period, the Committee shall make a final determination of any Bonus amount payable to the Chief Executive Officer.

4.8	Payment of the Bonus. As soon as practicable after the Chief Executive Officer’s and the Committee’s determinations under Section 4.7, the Company shall pay any applicable Bonus amounts to the Participants. The target timing for the payments under the Plan shall be on or before the 30th day after completion of the audit of Stratos’ financial statements for the Performance Period. Stratos shall have the right to deduct from any Bonus, any applicable federal, foreign, state and local income and employment taxes, and any other amounts that Stratos is otherwise required to deduct.
ARTICLE 5
Eligibility for Payments
5.1	Employment through the Payment Date Required. Except as otherwise set forth in this Article 5 or as otherwise expressly provided by the Committee, a Participant shall be eligible to receive a Bonus for a Performance Period only if such Participant is employed by the Company continuously from the beginning of the Performance Period until the payment of the Bonus as provided in Section 4.8. A Participant shall be deemed to be no longer employed by the Company upon the occurrence of a transaction by which the entity employing such Participant ceases to be a Subsidiary of Stratos.

5.2	Leave of Absence. Under Section 5.1, a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies is not a break in continuous employment. In the case of a leave of absence of three months or longer, the Chief Executive Officer shall determine whether the leave of absence constitutes a break in continuous employment. If a Participant is on a leave of absence on the date that payment of the Bonus is to be made, the Chief Executive Officer may require that the Participant return to active employment with the Company for a period of time after the end of the leave of absence as a condition of receiving the Bonus payment. Any determination as to a Participant’s eligibility for a Bonus or payment under this

Section 5.2 may be deferred for a reasonable period after such Participant’s return to active employment.
5.3	Pro Rata Payments. The Chief Executive Officer may determine, in his sole discretion, that a Bonus will be payable pro-rata for a key employee who either (1) becomes a Participant due to commencement of his employment or his promotion during the Performance Period, or (2) terminates employment with Stratos during the Performance Period due to death, Retirement or Disability. In addition, the Chief Executive Officer may determine, in his sole discretion, to alter a Participant’s potential Bonus as a result of a promotion of Participant during the Participation Period (and may provide that such Participant’s Bonus will be pro rated between two or more levels). Notwithstanding the foregoing, any action by the Chief Executive Officer pursuant to this Section 5.3 shall not increase the overall cost of the Plan above the totals set forth on Exhibit A.
ARTICLE 6
Amendments; Termination
         This Plan may be amended or terminated by the Board or the Committee at any time. All amendments to this Plan, including an amendment to terminate this Plan, shall be in writing. After payment of any Bonus amounts, a Participant’s rights with respect to such Bonus payments may not be abridged by any amendment, modification or termination of this Plan without such Participant’s individual consent.
ARTICLE 7
Other Provisions
7.1	Duration of the Plan. This Plan shall remain in effect until all Bonuses made under this Plan have been paid or forfeited under the terms of this Plan. A Participant in this Plan and shall continue to be a Participant until any Bonus owed to such Participant under the terms of this Plan has been paid or forfeited under the terms of this Plan.

7.2	Bonuses Not Assignable. No Bonus or any right thereto shall be assignable or transferable by a Participant. Any other attempted assignment or alienation shall be void and of no force or effect.

7.3	Participant’s Rights. The right of any Participant to receive any Bonus payments pursuant to the provisions of this Plan shall be an unsecured claim against the general assets of Stratos. This Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any bonus or other payments (other than the Bonus) as a result of such Participant’s participation in this Plan. Moreover, this Plan imposes no obligation for uniform treatment of Participants under this Plan.

7.4	Termination of Employment. Stratos retains the right to terminate the employment of any Participant or other employee at any time for any reason or no reason, and any payments or rights under this Plan are not, and shall not be construed in any manner to be, a waiver of such right to terminate employment.

7.5	Exclusion from Benefits. Bonuses under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of Stratos unless specifically included as compensation in such other plan. Notwithstanding anything to the contrary contained herein, Stratos may provide employer contributions, including direct or matching contributions, pursuant to its 401(k) plan in connection with Bonuses awarded to Participants pursuant to this Plan.

7.6	Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of Stratos’ business or assets, shall assume Stratos’ liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that Stratos would be required to perform if no such succession had taken place.

7.7	Law Governing Construction. The construction and administration of this Plan and all questions pertaining thereto shall be governed by the laws of the State of Illinois, except to the extent that such law is preempted by federal law.

7.8	Headings Not a Part Hereto. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs of this Plan are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor shall they affect its meaning, construction or effect.

7.9	Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, this Plan shall continue to operate and, for the purposes of the jurisdiction of the court only, shall be deemed not to include the provision determined to be void.
Adopted by the Compensation Committee of Stratos International, Inc. on September 14, 2005.